SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [x]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[   ]   Preliminary proxy statement       [   ]   Confidential, for Use of the
[ x ]   Definitive proxy statement                Commission Only (as permitted
[   ]   Definitive additional materials           by Rule 14a-6(e) (2) )
[   ]   Soliciting material pursuant to
        Rule 14a-11(c) or Rule 14a-12

                              NEUROGEN CORPORATION
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

 -------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than registrant)

Payment of filing fee. (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:  N/A
--------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transactions applies:  N/A
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
--------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:  N/A
--------------------------------------------------------------------------------
(5)      Total fee paid:  N/A

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:
--------------------------------------------------------------------------------
(2)      Form, schedule or Registration Statement No.:
--------------------------------------------------------------------------------
(3)      Filing party:
--------------------------------------------------------------------------------
(4)      Date filed:
--------------------------------------------------------------------------------

                              NEUROGEN CORPORATION




April 26, 1999



To the Stockholders of Neurogen Corporation:

     On behalf of the Board of Directors, I cordially invite you to attend the 1999 Annual Meeting of Stockholders of Neurogen Corporation. The Annual Meeting will be held on Wednesday, May 26, 1999, at 9:00 a.m., local time, at the New York Palace Hotel at 455 Madison Avenue, New York, New York 10022.

     A description of business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is a copy of our 1998 Annual Report to Stockholders.

     It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please mark, sign, date and return the enclosed proxy card promptly in the accompanying postage-paid envelope. By returning the proxy, you can help the Company avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of outstanding shares is not present or represented by proxy. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

                              NEUROGEN CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on May 26, 1999


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Neurogen Corporation will be held on Wednesday, May 26, 1999, at 9:00 a.m., local time, at the New York Palace Hotel at 455 Madison Avenue, New York, New York 10022, for the following purposes:

     1. To elect eleven directors to the Board of Directors, each to hold office until the next Annual Meeting of Stockholders of the Company and until such director's respective successor shall have been duly elected and qualified.

     2.  To   ratify   the   appointment   by  the   Board   of   Directors   of
PricewaterhouseCoopers LLP as the independent auditors for the Company for the fiscal year ending December 31, 1999.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     This Notice is accompanied by a form of proxy, a Proxy Statement and the Company's 1998 Annual Report to Stockholders. The foregoing items of business are more fully described in the Proxy Statement.

      In accordance with the Company's By-laws, the close of business on April 15, 1999 has been fixed as the Record Date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.







Branford, Connecticut
April 26, 1999

                                    IMPORTANT

      To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you returned a proxy.

                              NEUROGEN CORPORATION
                                PROXY STATEMENT


 General
     The enclosed proxy is solicited on behalf of the Board of Directors of Neurogen Corporation (the "Company" or "Neurogen") for use at the Annual Meeting of Stockholders to be held on May 26, 1999, at 9:00 a.m., local time, or at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the New York Palace Hotel at 455 Madison Avenue, New York, New York 10022. The purposes of the Annual Meeting are set forth in the attached Notice of Annual Meeting of Stockholders.

     This Proxy Statement, the Notice of Annual Meeting of Stockholders, the form of proxy and Neurogen's Annual Report to Stockholders are being mailed to stockholders on or about April 28, 1999.

Record Date and Share Ownership
     Stockholders of record on the Company's books at the close of business on April 15, 1999 (the "Record Date") are entitled to vote at the Annual Meeting. At the Record Date, 14,706,840 shares of the Company's Common Stock, par value $.025 per share (the "Common Stock"), were issued and outstanding. For information concerning stock ownership by certain stockholders, see "Principal Stockholders".

Revocability of Proxies
     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation prior to the voting of the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation
     Each stockholder is entitled to one vote for each share of the Common Stock held of record in his or her name on the Record Date on each matter submitted to a vote at the Annual Meeting. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting.

     If properly executed and received by the Company before the Annual Meeting, any proxy representing shares of Common Stock entitled to be voted at the Annual Meeting and specifying how it is to be voted will be voted accordingly. Any such proxy, however, which fails to specify how it is to be voted on a proposal for which a specification may be made will be voted on such proposal in accordance with the recommendation of the Board of Directors. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, excluding any shares owned by the Company, is necessary to constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by mail, telephone, facsimile or telegram.

     Pursuant to Delaware law, the Board of Directors has appointed an inspector to act at the Annual Meeting. The inspector shall carry out the duties imposed pursuant to Section 231 of the Delaware General Corporation Law, including the counting of votes.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

    Eleven directors are to be elected to the Board of Directors at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eleven nominees of the Board of Directors named below, all of whom are presently directors of the Company and have served continuously since the month and year indicated opposite each such director's name in the following table, each to hold office for a term expiring at the next Annual Meeting of Stockholders of the Company and until such director's successor shall have been duly elected and qualified. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders. The eleven persons receiving the highest vote totals shall be elected as directors of the Company.

     The Company's Board of Directors recommends a vote FOR the nominees listed below:

Name of Nominees                 Age     Principal Occupation                                 Director Since
-----------------               ----     --------------------                                 --------------
Barry M. Bloom, Ph.D.            70      Former Executive Vice President, Pfizer Inc          December 1993

Robert N. Butler, M.D.           72      CEO and President, International Longevity Center.   July 1989
                                         Professor of Geriatrics, Mount Sinai School of
                                         Medicine

Frank C. Carlucci                68      Chairman of the Board, Neurogen Corporation;         February 1989
                                         Chairman, The Carlyle Group

Jeffrey J. Collinson             57      President, Collinson Howe Venture Partners, Inc.     May 1989

Robert M. Gardiner               76      Senior Advisor, Morgan Stanley Dean Witter           June 1989

Mark Novitch, M.D.               66      Former Vice Chairman of the Board, The Upjohn        December 1993
                                         Company; Adjunct Professor of Health Care
                                         Sciences, George Washington University Medical
                                         Center

Harry H. Penner, Jr.             53      President and Chief Executive Officer, Neurogen      December 1993
                                         Corporation

Robert H. Roth, Ph.D.            59      Professor of Psychiatry and Pharmacology, Yale       December 1988
                                         University; member of the Scientific Advisory
                                         Board, Neurogen Corporation

John Simon                       56      Managing Director, Allen & Company Inc.              May 1989

John F. Tallman, Ph.D.           52      Executive Vice President, Secretary, Scientific      July 1988
                                         Director, and Chairman of the Scientific Advisory
                                         Board, Neurogen Corporation

Suzanne H. Woolsey, Ph.D.        57      Chief Operating Officer, National Academy of         January 1998
                                         Sciences/National Research Council

     Except as otherwise noted below, the primary form of compensation for directors of the Company is the grant of stock options pursuant to the Program (as defined below). Dr. Roth also receives a fee of $1,500 per month for his services as a director and an additional $1,250 per month for service on the Company's Scientific Advisory Board. Mr. Carlucci also receives an annual fee of $50,000 for his services as Chairman of the Board. Dr. Bloom also receives an annual fee of $20,000 for consulting services provided to the Company. Each director of the Company receives out-of-pocket travel expenses in connection with his or her attendance at Board meetings. Pursuant to the Neurogen Corporation 1993 Non-Employee Directors Stock Option Program (the "Program"), every non-employee director receives an option to acquire 20,000 shares of Common Stock at its then-current fair market value upon the date of grant (an "Initial Grant"). The current non-employee directors other than Dr. Woolsey were granted such options on December 30, 1993, (the effective date of the adoption of the Program), with an exercise price of $6.50 per share, the fair market value of the Common Stock on that date. Dr. Woolsey's Initial Grant was made on January 2, 1998, the effective date of her election to the Board, with an exercise price of $14.00 per share, the fair market value of the Common Stock on that date. Every future non-employee director will receive an Initial Grant as of the effective date of such director's election to the board. Under the Program, each non-employee director is granted annually an option to acquire 5,000 shares of Common Stock on each anniversary of such director's Initial Grant, each with an exercise price equal to the fair market value of the Common Stock on such anniversary. The current non-employee directors other than Dr. Woolsey were granted such options on December 30, 1994, December 29, 1995, December 31, 1996, and December 31, 1997 with exercise prices of $6.50, $26.875, $19.25 and $13.50, respectively, the fair market value of the Common Stock on such dates. The current non-employee directors, including Dr. Woolsey, were granted such options on December 31, 1998 with an exercise price of $17.50, the fair market value of the common stock on that date. There is no family relationship between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.

     Based solely on its review of the forms required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that have been received by the Company, the Company believes that all filing requirements for 1998 applicable to its officers, directors and beneficial owners of greater than ten percent of its Common Stock have been complied with.

     Harry H. Penner, Jr., has been President, Chief Executive Officer and a director of Neurogen since December 1993. Mr. Penner was employed by Novo Nordisk A/S from 1981 to 1993, most recently serving as an Executive Vice President of Novo Nordisk A/S and as President of Novo Nordisk of North America Inc. Mr. Penner holds an L.L.M. in International Law from New York University and a J.D. from Fordham University. Mr. Penner also serves on the Board of Directors of Avant Immunotherapeutics, Inc. (Needham, MA), a publicly traded biotechnology company, and PRA International, Inc. (a privately held clinical research organization), and Genaissance Pharmaceuticals, a privately held genomics company. Mr. Penner is currently Co-Chairman of CURE, Connecticut's Bioscience Cluster, and chaired the Board of Directors of the Connecticut Technology Council (CTC) from 1996 - 1998. In addition, Mr. Penner serves as a member of the Board of Directors of the Connecticut Business and Industry Association (CBIA) and the Emerging Companies Section of the Biotechnology Industry Organization (BIO).

     Frank C. Carlucci has served as a director and Chairman of the Board of Neurogen since February 1989. Mr. Carlucci is principally employed as Chairman of The Carlyle Group, a private merchant bank. Mr. Carlucci served as Secretary of Defense of the United States from November 1987 through January 1989. Prior to his appointment as Secretary of Defense, Mr. Carlucci was assistant to the President of the United States for National Security Affairs. Mr. Carlucci had been Chairman and Chief Executive Officer of Sears World Trade Inc. from 1984 to 1986, after having served as President and Chief Operating Officer since 1983. Mr. Carlucci is also a director of Ashland Oil, Inc., Kaman Corporation, Northern Telecom Limited, The Quaker Oats Company, Sun Resorts, Pharmacia and Upjohn Inc., Texas Biotech Inc. and IRI International.

     Barry M. Bloom, Ph.D., has served as a director of Neurogen since December 1993. Dr. Bloom retired in 1993 from Pfizer where he had been Executive Vice President, Research and Development and a member of the board of directors. Dr. Bloom is a director of Vertex Pharmaceuticals, Inc., Incyte Pharmaceuticals, Inc. and Cubist Pharmaceuticals, Inc.

     Robert N. Butler, M.D., has served as a director of Neurogen since July 1989. Dr. Butler has served as the Brookdale Professor and Chairman of the Department of Geriatrics and Adult Development at Mount Sinai Medical Center since 1982. From 1976 until 1982, Dr. Butler was the founding director of the National Institute of Aging of the National Institutes of Health. Dr. Butler won the 1976 Pulitzer Prize for his book, "Why Survive? Being Old in America". He is the editor-in-chief of Geriatrics, a journal for primary care physicians, and serves on the editorial board of several other professional publications. Dr. Butler is presently Chief Executive Officer and President of the International Longevity Center-USA. He is also a member of the Institute of Medicine of the National Academy of Sciences and a founding Fellow of the American Geriatrics Society. He has served as a consultant to the United States Special Committee on Aging, the National Institute of Mental Health, the Commonwealth Fund, the Brookdale Foundation and numerous other foundations and corporations.

     Jeffrey J. Collinson has served as a director of Neurogen since May 1989. Mr. Collinson has served as President of Collinson Howe Venture Partners Inc., a venture capital firm, since 1990 and was President of Schroder Venture Managers, Inc., a venture capital firm, from 1981 to 1990. Mr. Collinson is chairman of the board of Incyte Pharmaceuticals, Inc.

     Robert M. Gardiner has served as a director of Neurogen since June 1989. Mr. Gardiner is currently a Senior Advisor to Morgan Stanley Dean Witter, having retired as Chairman and Chief Executive Officer of Dean Witter Financial
Services Group Inc. in August 1986. Prior to becoming Chairman and Chief Executive Officer in 1982, Mr. Gardiner served as President of Dean Witter Reynolds Inc., the predecessor of Dean Witter Financial Services Group Inc. Mr. Gardiner has served as Chairman and President of the National Association of Securities Dealers, Inc., as Chairman of the Securities Industry Association and of its governing council, as Chairman of the National Securities Processing Committee and as Vice Chairman of the New York Stock Exchange, Inc. He is also a former governor or officer of the Association of Stock Exchange Firms, the Investment Bankers Association of America, the National Clearing Corporation, the Central Market System Advisory Committee of the Securities and Exchange Commission, and the Securities Industry Association. He is a former director of Dean Witter, Discover & Co.

     Mark Novitch, M.D., has served as a director of Neurogen since December 1993. Dr. Novitch was appointed Professor of Health Care Sciences at The George Washington University in 1994 and since 1997 has served as Adjunct Professor. He worked in senior executive positions at The Upjohn Company from 1985 until his retirement as Vice Chairman of the Board in 1993. Dr. Novitch served at the United States Food and Drug Administration as Deputy Commissioner and as Acting Commissioner from 1983-1984. Dr. Novitch is a director of Alteon, Inc., Calypte Biomedical, Inc., Guidant Corporation and KOS Pharmaceuticals, Inc.

     Robert H. Roth, Ph.D., has served as a director of Neurogen since December 1988 and as a member of the Company's Scientific Advisory Board since July 1988. Dr. Roth has been a Professor of Psychiatry and Pharmacology at Yale University since 1974. Dr. Roth has a Ph.D. in Pharmacology from Yale University and has published over 450 papers in the field of Neuropharmacology.

     John Simon has served as a director of Neurogen since May 1989. Mr. Simon is a Managing Director of the investment banking firm of Allen & Company Incorporated. Mr. Simon is a director of Immune Response Corporation, Realty Information Group and Advanced Technical Products, Inc.

     John F. Tallman, Ph.D., has been Executive Vice President, Scientific Director, Chairman of the Scientific Advisory Board and a director of Neurogen since July 1988. Dr. Tallman has served as Secretary of the Company since August 1994. Prior to joining Neurogen, Dr. Tallman was an Associate Professor of
Psychiatry and Pharmacology at Yale University and currently serves as an Adjunct Professor in such departments. Dr. Tallman had previously served in research director positions at the National Institute of Mental Health in Bethesda, Maryland. Dr. Tallman received his Ph.D. in Biology from Georgetown University.

     Suzanne H. Woolsey, Ph.D., has served as a director of Neurogen since January 1998. Since 1993, Dr. Woolsey has served as Chief Operating Officer of the National Academy of Sciences/National Research Council, an independent, federally chartered policy institution. Prior to serving as Chief Operating Officer, Dr. Woolsey served as the Executive Director of the Commission on Behavioral and Social Sciences and Education at the National Academy of Sciences/National Research Council. From 1980 to 1989, Dr. Woolsey served as a Consulting Partner at Coopers and Lybrand, an accounting firm, where she developed and directed the firm's consulting practice with healthcare institutions, research organizations, major research universities and corporate general counsels. Dr. Woolsey holds a Ph.D. in clinical and social psychology from Harvard University.

Board Meetings and Committees

     The Board of Directors of the Company held five meetings during the fiscal year ended December 31, 1998, including one special meeting conducted by telephone. The Board of Directors has an Audit Committee, a Compensation
Committee and a Finance Committee. During the fiscal year ended December 31, 1998, the Company did not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee, which consists of Messrs. Carlucci, Novitch and Simon, held one meeting in the last fiscal year. The Audit Committee recommends appointment of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which consists of Messrs. Gardiner, Carlucci and Collinson, held four meetings during the last fiscal year. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive and employee compensation and stock option policy, reviews benefit programs and determines salaries for the executive officers of the Company.

     The Finance Committee, which consists of Messrs. Gardiner, Collinson, Bloom and Simon, did not hold any meetings in the last fiscal year. The Finance Committee reviews and makes recommendations to the Board concerning major finance issues, considers possible finance ventures with third parties and monitors the Company's existing financial condition.

Certain Relationships and Related Transactions

     Pfizer Inc ("Pfizer"), a beneficial owner of more than five percent of the Common Stock, paid $9.1 million in research funding and made certain reimbursements to the Company in the last fiscal year pursuant to the terms of various collaborative agreements between Pfizer and the Company which govern their research and development collaborations with respect to anxiolytics, hypnotics and cognition enhancers which act through the GABA family of receptors and with respect to drugs which act through the neuropeptide Y receptor system for the treatment of obesity. These amounts constituted payments in excess of five percent of Neurogen's consolidated gross revenues for the last fiscal year. Neurogen expects to receive amounts in excess of five percent of its consolidated gross revenues from Pfizer in fiscal year 1999. In connection with these collaborations with Pfizer, the Company has granted Pfizer registration rights with respect to shares of the Company's Common Stock purchased in connection with the collaborations as well as the right to maintain its level of investment in the Company in future public offerings of Common Stock.

     In 1995, the Company made unsecured, non-interest bearing loans to Harry H. Penner, Jr., its President and Chief Executive Officer, and to John F. Tallman, its Executive Vice President and Scientific Director, of $200,000 and $150,000, respectively. In 1994, the Company made an unsecured, non-interest bearing loan to Alan J. Hutchison, its Vice President-Drug Discovery, of $150,000. In 1997, the Company made unsecured, non-interest bearing loans to Stephen R. Davis, its Vice President-Finance and Chief Financial Officer, to Kenneth R. Shaw, Senior Vice President - Chemistry and Pre-Clinical Development, and to James V. Cassella, Vice President - Clinical Development of $75,000 each. The largest aggregate amount of indebtedness outstanding at any time during 1998 with respect to each of Mr. Penner, Dr. Tallman, Dr. Hutchison, Mr. Davis, Dr. Shaw and Dr. Cassella was $143,000, $107,000, $86,000, $75,000, $75,000 and $75,000,
respectively. See "Executive Officers - Summary Compensation Table" below for information regarding forgiveness of indebtedness and forgiveness of interest on indebtedness.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 1, 1999, certain information with respect to the beneficial ownership of Common Stock by each person known by Neurogen to own beneficially more than five percent of its outstanding Common Stock, by each director and officer of Neurogen and by all directors and officers as a group:

Name and Address                                        Amount and Nature of               Approximate Percent
of Beneficial Owner                                    Beneficial Ownership(1)                    Owned(2)
--------------------                                  -----------------------             ---------------------
Pfizer Inc...................................                2,846,000                            19.4%
   235 East 42nd Street
   New York, NY 10017
Biotechnology Value Fund.....................                1,626,706                            11.1%
   One Sansone Street
   San Francisco, CA  94104
Four Partners................................                1,638,500                            11.1%
   867 Madison Ave.
   New York, NY  10021
Franklin Resources Inc.......................                  793,000                             5.4%
   777 Mariners Island Blvd. 6th Floor
   San Mateo, CA  94404
Harry H. Penner, Jr. (3).....................                  468,327                             3.1%
John F. Tallman, Ph.D. (4)...................                  347,883                             2.3%
Alan J. Hutchison, Ph.D.(5)..................                  137,443                               *
Stephen R. Davis (6).........................                   88,257                               *
Kenneth R. Shaw (7)..........................                   71,850                               *
James V. Cassella(8).........................                   89,318                               *
Barry M. Bloom, Ph.D (9).....................                   38,089                               *
Robert N. Butler, M.D.(10)...................                   19,297                               *
Frank C. Carlucci(11)(13)....................                  146,414                             1.0%
Jeffrey J. Collinson(9)(12)..................                   72,101                               *
Robert M. Gardiner(9)........................                   72,089                               *
Mark Novitch, M.D.(13).......................                   41,089                               *
Robert H. Roth, Ph.D.(14)....................                   86,089                               *
John Simon(13)(15)...........................                   70,593                               *
Suzanne Woolsey(16)..........................                    9,591                               *
All directors and officers
   as a group (15 persons)(17)...............                1,758,430                           11.1%

-----------------------
 *     Less than one percent (1%).

(1) Share ownership in each case includes shares issuable upon exercise of outstanding common stock options exercisable within 60 days of March 1, 1999.

(2) Percentage of the outstanding shares of Common Stock, treating as outstanding for each beneficial owner all shares of Common Stock which such beneficial owner has indicated are issuable under stock options exercisable within 60 days of March 1, 1999.

(3) Includes 422,000 shares of Common Stock that Harry H. Penner, Jr. has the right to acquire under stock options exercisable within 60 days of March 1,1999, and 30,000 restricted shares subject to certain vesting requirements relating to the performance of the Company's shares of Common Stock.

(4) Includes 169,000 shares of Common Stock that John F. Tallman, Ph.D. has the right to acquire under stock options exercisable within 60 days of March 1, 1999, and 22,500 restricted shares subject to certain vesting requirements relating to the performance of the Company's shares of Common Stock. Does not include 2,000 shares of Common Stock owned by Kathleen Person, Dr. Tallman's spouse. Kathleen Person and Dr. Tallman disclaim beneficial ownership of each other's shares.

(5) Includes 118,000 shares of Common Stock that Alan J. Hutchison, Ph.D., has the right to acquire under stock options exercisable within 60 days of March 1, 1999 and 18,750 restricted shares subject to certain vesting requirements relating to the performance of the Company's shares of Common Stock.

(6) Includes 71,250 shares of Common Stock that Stephen R. Davis has the right to acquire under stock options exercisable within 60 days of March 1, 1999, and 15,750 restricted shares subject to certain vesting requirements relating to the performance of the Company's shares of Common Stock.

(7) Includes 56,850 shares of Common Stock that Kenneth R. Shaw, Ph.D., has the right to acquire under stock options exercisable within 60 days of March 1, 1999, and 15,000 restricted shares subject to certain vesting requirements relating to the performance of the Company's shares of Common Stock.

(8) Includes 79,350 shares of Common Stock that James V. Cassella, Ph.D. has the right to acquire under stock options exercisable within 60 days of March 1, 1999 and 9,375 restricted shares subject to certain vesting requirements relating to the performance of the Company's shares of Common Stock.

(9) Includes 17,089 shares of Common Stock subject to stock options exercisable within 60 days of March 1, 1999.

(10) Includes 19,297 shares of Common Stock subject to stock options exercisable by Robert N. Butler, M.D., within 60 days of March 1, 1999.

(11) Does not include 40,000 shares of Common Stock owned by Mr. Carlucci's wife. Mr. Carlucci and his wife disclaim beneficial ownership of each other's shares.

(12) Includes 23,500 shares of Common Stock held by Schroder's Incorporated, for which Mr. Collinson acts as attorney-in-fact and shares investment and voting power, and 3,880 shares of Common Stock held by a corporation which Mr. Collinson controls.

(13) Includes 37,089 shares of Common Stock subject to stock options exercisable within 60 days of March 1, 1999.

(14) Includes 44,089 shares of Common Stock subject to stock options exercisable by Robert H. Roth, Ph.D. within 60 days of March 1, 1999.

(15) Does not include shares of Common Stock held by Allen & Company Incorporated and by persons and entities which may be deemed to be affiliated with Allen & Company Incorporated, of which shares Mr. Simon disclaims beneficial ownership.

(16) Includes 9,591 shares of Common Stock subject to stock options exercisable within 60 days of March 1, 1999.

(17) Includes 1,151,961 shares of Common Stock subject to stock options exercisable within 60 days of March 1, 1999.

                               EXECUTIVE OFFICERS

     In addition to Mr. Penner and Dr. Tallman (See "Election of Directors"), the other executive officers of the Company who are elected by and serve at the discretion of the Board of Directors, are as follows:

Name                         Age           Position                                         Officer Since
-------                     ----           ------------                                     -------------

James V. Cassella.........   44            Vice President - Clinical Development             April 1999

Stephen R. Davis..........   38            Vice President-Finance, CFO, Treasurer            July 1994
                                           and General Counsel

Alan J. Hutchison.........   45            Senior Vice President-Drug Discovery              June 1994

Kenneth R. Shaw ..........   42            Senior Vice President - Chemistry and             April 1999
                                           Pre-Clinical Development

     James V.Cassella joined Neurogen in 1989 and has served in various roles including his current position of Vice President of Clinical Development and Director of Behavioral Biology. Prior to joining Neurogen, Dr. Cassella was an Assistant Professor of Neuroscience at Oberlin College. Dr. Cassella received his Ph.D. in Psychology from Dartmouth College in 1983 and subsequently held a Postdoctoral Fellowship in the Department of Psychiatry at Yale University's School of Medicine.

     Stephen R. Davis has been Vice President-Finance, Chief Financial Officer and Treasurer of Neurogen since July 1994. In 1998 Mr. Davis assumed the additional role of General Counsel. Prior to joining Neurogen, Mr. Davis was employed by Milbank, Tweed, Hadley & McCloy as a corporate and securities attorney. Previously, Mr. Davis practiced as a Certified Public Accountant with Arthur Andersen & Co. Mr. Davis received his B.S. in Accounting from Southern Nazarene University and a J.D. degree from Vanderbilt University.

     Alan J. Hutchison, Ph.D., has been Vice President-Drug Discovery since 1992 and a member of Neurogen's Scientific Advisory Board since 1989. Dr. Hutchison joined Neurogen in 1989 as Director of Chemistry. From 1981 through 1989, Dr. Hutchison was employed by Ciba Giegy, most recently as a Distinguished Research Fellow. Dr. Hutchison received his B.S. in Chemistry from Stevens Institute of Technology and received his Ph.D. from Harvard University.

     Kenneth R. Shaw joined Neurogen in 1989 and has served in various roles including his current position of Senior Vice President of Chemistry and Pre-Clinical Development. Dr. Shaw began his career in 1983 at Ciba-Geigy as a Senior Scientist and also spent 2 years as Scientific Director at Franklin Diagnostics. Dr. Shaw received a B.S. in Chemistry from the University of Rochester in 1979, and a Ph.D. in Organic Chemistry from Columbia University in 1983.


                      Compensation of Executive Officers 1

Compensation Committee Report:

    The Compensation Committee of the Board of Directors consists entirely of outside directors. The Committee is responsible for establishing and administering the policies which govern both annual compensation and stock ownership programs of the Company. On an annual basis, the Committee evaluates the performance of management and determines the compensation of Mr. Penner and the other executive officers of the Company. The Committee's policies and programs are designed to further the Company's goal of increasing shareholder value by motivating and retaining executive officers. These policies include the following objectives:

            o Providing base salaries that take into consideration executive compensation paid by other similar biotechnology companies.
                 Peer companies generally are at a comparable stage of development, are pursuing R&D programs of comparable nature and complexity and have similar potential risks and rewards, market capitalization, size and financial condition. This objective also takes into account the competitive demand for quality personnel in the pharmaceutical and biotechnology industries, individual experience and specific issues particular to the Company.

            o Providing periodic bonus awards for completion of significant achievements or attainment of significant objectives.

            o Providing equity participation in the form of grants of stock options and restricted stock for the purpose of aligning executive officers' longer term interests with those of the shareholders.

    In the biotechnology industry traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. Rather, at the Company's current stage of development, in determining the compensation of the Company's executives the Compensation Committee looks to other measures of performance, such as the progress of the Company's research and development programs and corporate development activities, the establishment and maintenance of strategic corporate alliances and the Company's success in securing capital sufficient to assist the Company in advancing and expanding its product development, including the funding of clinical trials. The Committee believes that outstanding performance in these areas will contribute to the long-term success of the Company and the growth of shareholder value. The Committee specifically considers the achievement of milestones related to expansion of the Company's portfolio of drug development programs, the development of multiple drug candidates within individual programs and the progress of individual candidates in each such program. In addition, the Committee considers the extent to which the Company's shares have changed in value. However, the Compensation Committee recognizes that, in the short-term, the market price of the Company's shares may be affected by the inherently unpredictable nature of drug development and industry events and market conditions which are transient in nature and beyond the control of management. This is especially true in the biotechnology industry, which is characterized by long product lead times, the iterative trial and error nature of drug development, highly volatile stock prices and fluctuating availability of capital. Accordingly, the Compensation Committee attempts to retain and appropriately motivate the Company's executives by balancing the consideration of shorter-term strategic goals with longer-term objectives which are essential in creating maximum shareholder value.

    In many instances the qualitative factors by which the Compensation Committee judges corporate performance necessarily involve a subjective assessment by the Committee of management's performance. Moreover, the Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates Company and individual performance against that mix.

    Compensation paid by the Company to its executive officers is designed to be competitive with compensation packages paid to the management of comparable companies in the biotechnology industry. Toward that end, the Compensation Committee may review independent survey data as well as data gathered internally, and may obtain the counsel of expert compensation consultants. Total compensation for the Company's executive officers includes a base salary component and may also include other forms of incentives. Incentive compensation may consist of cash incentive bonuses based on satisfying corporate goals established for the year as well as on meeting individual performance objectives. In addition, executive officers of the Company may receive incentive compensation under the Neurogen Corporation 1993 Omnibus Incentive Plan (the "Incentive Plan") such as grants of options to purchase shares of the Company's Common Stock, with exercise prices typically set at fair market value on the date of grant or grants of restricted stock which may have certain performance criteria. Executive compensation may also include loans, which are typically forgiven over a period of five to seven years, provided the recipient remains employed by the Company during such period.

    Executive officers are eligible for grants of stock options and restricted stock as an element of their total annual compensation package. This component is intended to motivate and retain executive officers to improve long-term stock performance. Stock option and restricted stock awards are granted at the discretion of the Compensation Committee. Generally, stock options vest in equal amounts over four or five years, have a ten year term and are exercisable during the term of the option at the fair market value of the underlying Common Stock on the date of grant. As with cash bonuses, the number of options to be granted to each executive officer is based on the degree of attainment of predetermined Company and individual objectives, with emphasis, in certain cases, on those which have long-term strategic value. The Company generally grants stock options to all employees and uses stock options as a bonus vehicle. The Compensation Committee administers the Incentive Plan. For 1998, all six of the Company's executive officers received under the Incentive Plan stock option awards and grants of restricted stock ("Earned Restricted Stock") which will vest only if the Company's common stock achieves the performance criteria described below. Earned Restricted Stock is non-transferable unless and until the Company's common stock reaches a market price of $45 per share within four (4) years of the date of grant. If the common stock fails to reach the target price within this time frame the shares of Earned Restricted Stock will be automatically forfeited.

    The Company made significant progress in meeting most of it's goals during the fiscal year ended December 31, 1998. The Compensation Committee considered the following developments in 1998 in establishing the base salaries of the executive officers for fiscal year 1999 and in awarding incentive compensation based on the Company's performance in 1998: the progress of human clinical trials for the Company's anti-anxiety drug candidate, NGD 91-2, the identification and advancement of an additional candidate for human trials, NGD 91-3; the pre-clinical development of the Company's anti-insomnia drug candidate, NGD 96-1, in preparation for human clinical trials and the identification and advancement of additional drug candidates, including NGD 96-2, in the Company's anti-insomnia collaboration with Pfizer; the pre-clinical development of the Company's cognition enhancement drug candidate, NGD 97-1, in preparation for human clinical trials; the identification and advancement of pre-clinical candidates in the Company's NPY program to develop drugs to treat obesity and the extension of the Company's joint research collaboration with Pfizer for this program; the advancement of a new series of compounds in the Company's CRF stress disorder program and the development of the Company's lead compound in this program, NGD 98-1; and the further advancement of the Company's proprietary AIDD drug discovery program and the application of this technology to discover drug candidates in new areas, thereby expanding the Company's portfolio of drug development programs. The Compensation Committee believes that the commitment and leadership of the Company's executive officers were important factors in the Company's achievements in fiscal 1998.

    The Compensation Committee reviewed the Company's performance and the performance of the Company's executive officers during fiscal 1998, to determine cash incentive bonuses and stock option grants to such executive officers and to set base salary levels for fiscal 1999. The Compensation Committee also retained the services of a compensation consulting firm to assist it in its review. Mr. Penner was not present during the Compensation Committee's discussion and determination of his compensation. In recognition of the achievement of Company and individual performance criteria outlined above and after reviewing the compensation levels of officers at peer companies, the Compensation Committee approved increases in the base salaries of, and awarded cash incentive bonuses, stock option and Earned Restricted Stock to each executive officer including Mr. Penner whose compensation is further described below. The 1999 base salaries of the named executive officers as a group have been increased by an average of
15.6 percent over 1998 base salaries. These increases were made in January 1999 and reflected the Committee's review, aided by the compensation consultant retained by the Committee, of the compensation levels of the Company's officers in relation to the compensation levels of officers at peer companies.

    In evaluating the compensation of Harry H. Penner, Jr., the Committee considered the significant role Mr. Penner played in each of the above noted accomplishments. The Compensation Committee raised Mr. Penner's base salary from $357,000 to $394,000, effective December 1, 1998, and awarded Mr. Penner a cash bonus of $116,000 or 32 percent of his base salary. As additional recognition of Mr. Penner's efforts in 1998, and in furtherance of the Committee's belief that a substantial portion of Mr. Penner's total compensation should be dependent on the long-term appreciation of the Company's stock price, in December the Committee granted Mr. Penner 30,000 shares of Earned Restricted Stock and an option to purchase 45,000 shares of Neurogen Common Stock pursuant to the Incentive Plan. Mr. Penner's salary increase and awards reflect the Compensation Committee's assessment of his very favorable performance and his contribution to the Company's achievement of significant milestones.

By the Compensation Committee: Frank C. Carlucci, and Jeffrey J. Collinson, Robert M. Gardiner and John Simon.

-------------------
1 This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     For the three years ended December 31, 1998, 1997, and 1996, the Company paid the amounts shown in the following table with respect to each of the executive officers of the Company:

                           Summary Compensation Table

                                                                                   Long-Term
                                                Annual                            Compensation
                                              Compensation                           Awards
                            -----------------------------------------  -------------------------------
                                                            Other        Securities       All Other
                                                            Annual       Underlying        Compen-
Name and Principal          Salary   Year      Bonus     Compensation    Options (a)        sation
Position                      ($)               ($)           ($)            (#)              ($)
------------------         -------   ----     -------    ------------   -------------     -----------
Harry H. Penner, Jr.       358,417   1998     116,000     41,939 (b)        45,000          8,672(c)
President and Chief        340,000   1997     136,000     45,206 (d)        80,000(m)       8,636(c)
Executive Officer          311,583   1996     122,000     41,605 (e)        80,000          9,586(c)

John F. Tallman            226,917   1998      60,000     31,455 (f)        22,500          5,792(c)
Executive Vice-President   215,000   1997      80,000     33,904 (g)        60,000          5,752(c)
President, Scientific      201,250   1996      70,000     31,205 (h)        60,000(m)       5,772(c)
Director and Secretary

Alan J. Hutchison          216,792   1998      54,000     28,926 (i)        18,750          4,418(c)
Vice President-Drug        193,500   1997      70,000     31,493 (j)        50,000          3,877(c)
Discovery                  180,000   1996      40,000     47,387 (k)        40,000(m)       3,029(c)

Stephen R. Davis           181,025   1998      40,000     18,148 (l)        15,750          3,741(c)
Vice President-Finance,    167,700   1997      45,000      7,639 (n)        25,000          3,705(c)
CFO, Treasurer, and        156,000   1996      39,000      6,222 (o)        25,000(m)       3,796(c)
General Counsel

Kenneth R. Shaw            158,250   1998      40,000     18,148 (p)        15,000            714(c)
Senior Vice President      150,625   1997      40,000      1,528 (q)        25,000(m)         714(c)
Chemistry and Pre-         136,500   1996      39,000         -             25,000            714(c)
Clinical Development

James V. Cassella          158,250   1998      35,000     18,148 (p)         9,375          3,914(c)
Vice-President -           150,625   1997      40,000      1,528 (q)        25,000          3,877(c)
Clinical Development       136,500   1996      39,000         -             25,000(m)       3,714(c)

--------------------

(a) References to SARs in the Summary Compensation Table and all other tables in this Proxy Statement have been omitted, since the Company has never issued SARs, although under the Neurogen Corporation 1993 Omnibus Incentive Plan it has the ability to do so.
(b) Includes $28,571 of forgiveness of loan, forgiveness of interest of $7,279 on loan and income tax reimbursements of $6,089.
(c) Includes premiums for life insurance, and matching contribution received from participation in the Company's 401(k) plan.
(d) Includes $28,571 of forgiveness of loan, forgiveness of interest of $9,058 on loan and income tax reimbursements of $7,577.
(e) Includes $28,571 of forgiveness of loan, forgiveness of interest of $7,097 on loan and income tax reimbursements of $5,937.
(f) Includes $21,429 of forgiveness of loan, forgiveness of interest of $5,459 on loan and income tax reimbursements of $4,567.
(g) Includes $21,429 of forgiveness of loan, forgiveness of interest of $6,793 and income tax reimbursements of $5,683.
(h) Includes $21,429 of forgiveness of loan, forgiveness of interest of $5,323 on loan and income tax reimbursements of $4,453.
(i) Includes $21,429 of forgiveness of loan, forgiveness of interest of $4,082 on loan and income tax reimbursements of $3,415.
(j) Includes $21,429 of forgiveness of loan, forgiveness of interest of $5,480 and income tax reimbursements of $4,584.
(k) Includes forgiveness of loan of $21,429, forgiveness of interest of $4,373 on loan and income tax reimbursement of $21,585.
(l) Includes $10,714 of forgiveness of loan, forgiveness of interest of $4,048 on loan and income tax reimbursements of $3,386.
(m) With respect to twenty-five percent of the year-end 1997 options granted to the Company's executive officers, the exercise price for any unexercised options may drop to zero at the end of the ten year term of the option, but only if the officer has remained employed by the Company for a period of seven years from the date of grant.
(n) Includes $5,000 of forgiveness of loan, forgiveness of interest of $1,437 and income tax reimbursement of $1,202.
(o) Includes forgiveness of loan of $5,000, forgiveness of interest of $665 on loan and income tax reimbursements of $557.
(p) Includes $10,714 of forgiveness of loan, forgiveness of interest of $4,048 on loan and income tax reimbursement of $3,386.
(q) Includes forgiveness of interest of $832 on loan and income tax reimbursement of $696.

     For the year ended December 31, 1998, the following tables summarize incentive compensation paid to executive officers:

                        Option Grants in Last Fiscal Year


                             Number of
                             Securities       % of Total                                   Potential Realizable Value at
                             Underlying    Options Granted     Exercise                    Assumed Annual Rates of Stock
                              Options      to Employees in      Price       Expiration       Price Appreciation for
    Name                      Granted        Fiscal Year      ($/Share)        Date                Option Term
-----------                -----------     ---------------    ----------   ------------    ------------------------------
                                                                                               5%($)           10%($)
                                                                                               -----           ------

Harry H. Penner, Jr.          45,000 *           10%             17.50        12/31/08        $495,255        $1,255,072
John F. Tallman               22,500 *            5%             17.50        12/31/08         247,627           627,536
Alan J. Hutchison             18,750 *            4%             17.50        12/31/08         206,356           522,947
Stephen R. Davis              15,750 *            3%             17.50        12/31/08         173,339           439,275
Kenneth R. Shaw               15,000 *            3%             17.50        12/31/08         165,085           418,357
James V. Cassella              9,375 *            2%             17.50        12/31/08         103,178           261,473

--------------------

* Stock options vest in equal amounts over four or five years, have a ten year term and are exercisable during the term of the option at the fair market value of the underlying Common Stock on the date of grant.



             Long-Term Incentive Plans - Awards in Last Fiscal Year

                                      Number of Shares of
                                       Restricted Stock            Performance Period Until
Name                                        (#)                    Maturation or Payout
-----------                           -------------------        --------------------------
Harry H. Penner, Jr.                       30,000 *                        12/31/03
John F. Tallman                            22,500 *                        12/31/03
Alan J. Hutchison                          18,750 *                        12/31/03
Stephen R. Davis                           15,750 *                        12/31/03
Kenneth R. Shaw                            15,000 *                        12/31/03
James V. Cassella                           9,375 *                        12/31/03
--------------------

* Restricted Stock is non-transferable unless and until the Company's common stock reaches a market price of $45 per share within four (4) years of the date of grant. If the common stock fails to reach the target price within this time frame the shares of Restricted Stock will be automatically forfeited.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values


                                                           Number of Securities
                                                          Underlying Unexercised            Value of Unexercised
                              Shares         Value           Options at Fiscal            In-the-Money Options at
                           Acquired on      Realized             Year-End                  Fiscal Year-End ($)(a)
Name                        Exercise (#)     ($) (a)     Exercisable/Unexercisable        Exercisable/Unexercisable
-------                   ------------     ---------     -------------------------        -------------------------

Harry H. Penner, Jr.            -              -               422,000/213,000              $3,502,000/$428,000
John F. Tallman                 -              -               169,000/148,500              $1,009,850/$321,000
Alan J. Hutchison               -              -               118,000/110,750               $722,000/$248,000
Stephen R. Davis                -              -                71,250/75,750                $413,750/$211,250
Kenneth R. Shaw               7,500          89,063             56,850/67,500                $274,100/$135,000
James V. Cassella               -              -                79,350/61,875                $521,600/$135,000
---------------------

(a) Difference between option price and fair market value of the shares at year-end.

Terms and Conditions of Certain Employment and Severance Agreements

     The compensation package for Harry H. Penner, Jr., as President and Chief Executive Officer, includes a salary paid pursuant to an employment agreement between Mr. Penner and the Company which was entered into in October 1993. The agreement was scheduled to expire on November 30, 1997, but was automatically extended for an additional two-years pursuant to the terms of the agreement. Under such agreement, Mr. Penner's base salary of $357,000 per annum in 1998 was increased to $394,000 effective December 1, 1998. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement provides for the continuation of Mr. Penner's salary and benefits under certain severance conditions and restricts Mr. Penner from competing with the Company for the term of the agreement and for a period of one year after termination of his employment with the Company.

     The compensation package for John F. Tallman, as Executive Vice President and Scientific Director of Neurogen, includes a salary paid pursuant to an employment agreement between Dr. Tallman and the Company which was entered into in June 1994. The agreement was scheduled to expire on November 30, 1997, but was automatically extended for an additional two-years pursuant to the terms of the agreement. Under such agreement, Dr. Tallman's base salary of $226,000 per annum in 1998 was increased to $257,000 effective December 1, 1998. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement provides for the continuation of Dr. Tallman's salary and benefits under certain severance conditions and restricts Dr. Tallman from competing with the Company for the term of the agreement and for a period of one year after termination of his employment with the Company.

     The compensation package for Alan J. Hutchison, as Senior Vice President - Drug Discovery of Neurogen, includes a salary paid pursuant to a two-year renewable employment agreement between Dr. Hutchison and the Company effective December 1, 1998. Under such agreement, Dr. Hutchison's base salary of $215,000 per annum in 1998 was increased to $244,000 effective December 1, 1998. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement provides for the continuation of Dr. Hutchinson's salary and benefits under certain severance conditions and restricts Dr. Hutchison from competing with the Company for the term of the agreement and for a period of one year after termination of his employment with the Company.

     The compensation package for Stephen R. Davis, Vice President - Finance and Chief Financial Officer of Neurogen, includes a salary paid pursuant to a two-year renewable employment agreement between Mr. Davis and the Company effective December 1, 1998. Under such agreement, Mr. Davis' base salary of $180,000 per annum in 1998 was increased to $215,000 effective December 1, 1998. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement provides for the continuation of Mr. Davis's salary and benefits under certain severance conditions and restricts Mr. Davis from competing with the Company for the term of the agreement and for a period of one year after termination of his employment with the Company.

                               PERFORMANCE GRAPH 2


     The following graph compares the yearly percentage in the Company's cumulative total stockholder return on its Common Stock during a period commencing on December 31, 1993 and ending December 31, 1998 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the period; by
(ii) the share at the beginning of the period) with the cumulative return of the NASDAQ Stock Market Index (U.S. and Foreign) and the Amex Biotechnology Index. It should be noted that Neurogen has not paid dividends on Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

                               Nasdaq
                               Total           Amex
Date            Neurogen       Market         Biotech
------         ----------     --------       ---------
12/31/93         100.0          100.0          100.0
12/31/94          98.1           97.0           70.9
12/31/95         405.7          136.2          115.5
12/31/96         290.6          166.8          124.6
12/31/97         203.8          204.1          140.3
12/31/98         264.2          281.8          159.9


--------------
2 This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                 PROPOSAL NO. 2:
                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent certified public accountants, as auditors to audit the financial statements of the Company for the year ending December 31, 1999 and recommends that the stockholders ratify such selection. PricewaterhouseCoopers LLP audited the Company's annual financial statements for the fiscal year ended December 31, 1998.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditor is not required by the Company's by-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain the firm. Even if the selection is ratified, the Board, or the Audit Committee acting on behalf of the Board, in its discretion may direct the appointment of a different firm of independent auditors at any time if the Board, or the Audit Committee, determines that such a change would be in the best interests of the Company and its stockholders.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval.


                     SHAREHOLDER PROPOSALS AND OTHER MATTERS

    The Board of Directors of the Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares of Common Stock they represent as the Board of Directors may recommend. Anyone desiring to address the stockholders at the Annual Meeting, whether or not making a formal proposal, must so indicate this intention to the Secretary of the Company prior to the Annual Meeting.

    In order to be considered for inclusion in the Proxy Statement and form of proxy relating to the 2000 Annual Meeting of Stockholders, any proposal by a stockholder of record of the Company must be received by the Company at its principal executive offices in Branford, CT on or before December 20, 1999.

     THE COMPANY WILL MAIL WITHOUT CHARGE TO EACH STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS SHOULD BE SENT TO: CORPORATE SECRETARY, NEUROGEN CORPORATION, 35 NORTHEAST INDUSTRIAL ROAD, BRANFORD, CONNECTICUT 06405.

                                                  JOHN F. TALLMAN
                                                  Secretary


April 26, 1999